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                                                                    EXHIBIT 99.2

                        MERCANTILE BANKSHARES CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                       4.625% SUBORDINATED NOTES DUE 2013

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Mercantile Bankshares Corporation's 4.625% Subordinated Notes due 2013 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to JPMorgan Chase Bank, as exchange agent (the "Exchange Agent"), on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or certified or registered mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus. Capitalized terms not defined herein have the meanings given to them in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                               JPMORGAN CHASE BANK

By Certified or Registered Mail:                   By Overnight Courier or Hand:

      JPMorgan Chase Bank                              JPMorgan Chase Bank
  Institutional Trust Services                     Institutional Trust Services
         P.O. Box 2320                             2001 Bryan Street, 9th Floor
    Dallas, Texas 75221-2320                           Dallas, Texas 75201
     Attention: Beth Mullin                           Attention: Beth Mullin

                         Facsimile Transmission Number:
                                 (214) 468-6494
                          (Eligible Institutions Only)

                              Confirm By Telephone:
                                 (214) 468-6464

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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Ladies and Gentlemen:

     The undersigned hereby tenders to Mercantile Bankshares Corporation, a Maryland corporation, upon the terms and subject to the conditions set forth in
the prospectus, dated                , 2003 (as the same may be amended or
                      ---------------
supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes."

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes exactly as its (their) name(s) appear(s) on certificates for Old Notes or on a security position listing the owners of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                            PLEASE SIGN AND COMPLETE

Print Name(s) of Registered Holder(s):
                                      ------------------------------------------

Address(es):
             -------------------------------------------------------------------

Area Code and Telephone Number:
                                ------------------------------------------------

Print Name and Title of Authorized Signatory:
                                             -----------------------------------

Total Principal Amount of Old Notes Held By Registered Holder(s): $
                                                                   -------------

Principal Amount of Old Notes Tendered (if different than the total
principal amount):                                  $                          *
                                                     ---------------------------

If Old Notes will be tendered by forwarding a Certificate or Certificates, provide the Certificate Number(s) (if available):
                                                  ------------------------------

If Old Notes will be tendered by book-entry transfer, provide The Depository Trust Company ("DTC") Account Number:
                                      ------------------------------------------

Date:
      ------------------------------

* Tenders of Old Notes will be accepted only in principal amounts of $1,000 or integral multiples thereof.

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     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
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SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY


x                                       x
 ------------------------------------    ---------------------------------------


x                                       x
 ------------------------------------    ---------------------------------------

                                      -2-

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at the address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the transfer of such Old Notes to the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimiles thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTERS OF TRANSMITTAL AND THE OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO THE UNDERSIGNED.

PLEASE TYPE OR PRINT.

Name of Firm:
              ------------------------------------------------------------------

Address (Including Zip Code):
                              --------------------------------------------------

Area Code and Telephone Number:
                                ------------------------------------------------

Authorized Signature:
                      ----------------------------------------------------------

Name:
      --------------------------------------------------------------------------

Title:
       -------------------------------------------------------------------------

Date:
      --------------------------------------------------------------------------

NOTE: DO NOT SENT CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR
      OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.